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                                       1                           EXHIBIT 10(e)


                                     AMENDED
                               SEVERANCE AGREEMENT


     AGREEMENT made as of the 25th of January, 2000, between Harte-Hanks, Inc., a Delaware corporation (the "Company"), and Richard M. Hochhauser (the "Executive").

     WHEREAS, the Executive has served as President of the Company since 1999, as Chief Operating Officer since 1998 and as a member of the Board of Directors (the "Board") since 1996; and

     WHEREAS, the Executive possesses an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel and plans for the future and has acquired contacts of considerable value to the Company; and

     WHEREAS, the Board recognizes that the Executive's contribution to the growth and success of the Company has been substantial and wishes to offer an inducement to the Executive to remain in the employ of the Company; and

     WHEREAS, the Company desires to amend Executive's existing severance agreement to read as hereinafter provided, in order to recognize Executive's increased responsibilities with the Company;

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, this Agreement sets forth benefits which the Company will pay to Executive in the event of termination of Executive's employment during the Term of this Agreement:

     1. Term. The term of this Agreement shall be effective upon its execution and continue until the earlier of (i) the expiration of the tenth anniversary of such execution, provided, that if the Executive's employment with the Company is terminated (other than for reasons set forth in Section 3(a)(1)(i), (ii) or (iii)), then this Agreement will continue until the expiration of the second anniversary of the Termination Date, (ii) the Executive's death or (iii) the Executive's earlier voluntary retirement (except as provided in Section 3(a)(2)) (the "Term").

     2. Definitions.


        (a) Cause. For "Cause" means that the Executive shall have committed:

            (i) an intentional material act of fraud or embezzlement in connection with his duties or in the course of his employment with the Company;

            (ii) intentional wrongful material damage to property of the Company; or

            (iii) intentional wrongful disclosure of material secret processes or material confidential information of the Company.

        For the purposes of this Agreement, no act, or failure to act, on the part of the Executive will be deemed "intentional" unless done, or omitted to be done, by the Executive not in



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        good faith and without reasonable belief that his action or omission was in the best interest of the Company.

        (b) Code. The "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (c) Disability. "Disability" shall have the meaning given to disability in the Company's disability insurance plan.

        (d) Severance Compensation. The "Severance Compensation" shall be a lump sum cash amount equal to 200% of the sum of (A) the annual base salary of the Executive in effect immediately prior to the Termination Date, plus
      (B) the average of the bonus or incentive compensation of the Executive received from the Company for the two fiscal years preceding the Termination Date.

        (e) Termination Date. The "Termination Date" shall be the date upon which the Executive or the Company effectively terminates the employment of the Executive.

     3. Rights of Executive Upon Termination.

        (a) The Company shall provide the Executive, within ten days following the Termination Date, Severance Compensation in lieu of compensation to the Executive for periods subsequent to the Termination Date, if any of the following events shall occur:

            (1) the Company terminates the Executive's employment during the Term of this Agreement other than for any of the following reasons:

                (i) the Executive dies;

                (ii) the Executive suffers a Disability and is unable to work for a period of 180 consecutive days; or

                (iii) for Cause,

            (2) the Executive terminates his employment after the occurrence of at least one of the following events:

                (i) Without the mutual agreement of the Company and the
            Executive (a) a change in the nature or scope of the authorities, functions or duties attached to the position with the Company that the Executive had immediately prior to the Termination Date; (b) a reduction in the Executive's salary, bonus or incentive compensation; (c) a significant reduction in scope or value of other monetary or nonmonetary benefits (other than benefits pursuant to a broad based employee benefit plan) to which the Executive was entitled from the Company; any of which is not remedied within ten calendar days after receipt by the Company of written notice from the Executive of such change, reduction, alteration or termination, as the case may be;



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                (ii) A determination by the Executive made in good faith that as a result of a change in policy of the Company made by the Board, he has been rendered substantially unable to carry out, or has been substantially hindered in the performance of, the authorities, functions or duties attached to his position immediately prior to the Termination Date, which situation is not remedied within ten calendar days after receipt by the Company of written notice from the Executive of such determination;

                (iii) The Company shall require the Executive to relocate his principal location of work from the location thereof at the time this Agreement was entered or to travel away from his office in the course of discharging his responsibilities or duties significantly more than required of him at the time this Agreement was entered without, in either case, the Executive's prior written consent; or

                (iv) The Company commits any material breach of this Agreement.

        (b) Severance Compensation will not be subject to offset or mitigation.

        (c) Upon termination of the Executive's employment (except for reasons set forth in Section 3(a)(1)(i), (ii) or (iii)), all stock options not yet exercised will become vested and fully exercisable by the Executive. Such options shall remain exercisable for their original term, notwithstanding the Executive's termination of employment; provided, however, that the Company has the right to require the Executive to exercise such options within 90 days after receipt of written notice to the Executive. If the Executive fails to exercise his options within such 90-day period the Company has the right to cancel the options.

        (d) If the Executive's employment is terminated (except for reasons set forth in Section 3(a)(1)(i), (ii) or (iii)), the Company shall pay to the Executive, in addition to the Severance Compensation payable hereunder, a lump sum cash payment in the amount necessary to make continuation coverage (COBRA) payments under the Company's group health insurance plan for a period of 18 months following the Termination Date.

        (e) Notwithstanding the above or any other provisions of this Agreement, in no event shall the Company pay or be obligated to pay the Executive an amount which would be an Excess Parachute Payment. For purposes of this Agreement, the term "Excess Parachute Payment" means any payment or any portion thereof which would be an "excess parachute payment" within the meaning of Section 280G of the Code, and would result in the imposition of an excise tax under Section 4999 of the Code, in the opinion of tax counsel selected by the Company and acceptable to the Executive. In the event, and only to the extent that the payment hereunder must be reduced to avoid any Excess Parachute Payment, such reduction shall be applied in the following order:

            (i) to cash amounts payable as Severance Compensation;

            (ii) to amounts payable for the maintenance of continuation coverage (COBRA) payments under the Company's group health insurance plan;



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            (iii) to the accelerated vesting of options as provided in Section
        3(c).

     4. Successors; Binding Agreement. This Agreement will be binding upon the Company, its successors and assigns, and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     5. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or received after being mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

     Richard M. Hochhauser
     c/o Harte-Hanks, Inc.
     200 Concord Plaza Drive, Suite 800
     San Antonio, Texas  78216

     If to the Company:

     Harte-Hanks, Inc.
     200 Concord Plaza Drive, Suite 800
     San Antonio, Texas  78216
     Attention:  Donald R. Crews

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     6. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, unless specifically referred to herein, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the substantive laws of the State of Delaware, without regard to principles of conflicts of law. This Agreement amends in full and replaces all prior agreements, both written and oral, between the Company and the Executive with respect to the subject matter of this Agreement.

     7. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.



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     8. Employment Rights. Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company. The Executive may, at any time during the Term, upon the giving of 30 days prior written notice, terminate his employment. If this Agreement or the employment of the Executive is terminated under circumstances in which the Executive is not entitled to any Severance Compensation, neither the Executive nor the Company will have any further obligation or liability hereunder.

     9. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling; provided, however, that no withholding pursuant to Section 4999 of the Code shall be made unless, in the opinion of tax counsel selected by the Company and acceptable to the Executive, such withholding relates to payment which result in the imposition of an excise tax pursuant to Section 4999 of the Code.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.

                                        HARTE-HANKS, INC.



                                        By: /s/ Larry Franklin
                                            ------------------------------------
                                        Title: Chairman and CEO
                                               ---------------------------------


                                         /s/ Richard M. Hochhauser
                                        ----------------------------------------
                                        Richard M. Hochhauser